EXHIBIT 99.1

Intelligent Systems Reports Third Quarter 2020 Results

NORCROSS, Ga., Nov. 03, 2020 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation [NYSE American: INS], the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended September 30, 2020.

“Third-quarter results were a little better than we expected, specifically for license revenue, and demonstrated the continued resilience of our business, our strong financial position, and our unique product offering,” said Leland Strange, CEO of Intelligent Systems. “We recorded revenues of $10.3 million, representing an 8% increase over the prior-year period. While professional services and processing and maintenance primarily drove the year-over-year revenue increase, we also received additional license revenue in the quarter due to customers achieving a new tier.

“During the quarter we substantially completed the anticipated investments in our infrastructure needed to ensure CoreCard exceeds current and future customer needs. These investments will place near-term pressure on margins but are needed to achieve our long-term strategic vision. As we stated earlier in the year, we anticipate these investments will translate to incremental revenue opportunities and drive growth for fiscal 2021 and beyond.”

Mr. Strange continued, “The momentum we built upon in the third quarter reaffirms our optimism for growth in 2021. Given the third quarter 2020 license revenue, we are not anticipating any additional license revenue for the remainder of 2020. As we look into next year, we now expect to receive license revenues in both the first and the second half of the next fiscal year. As we have commented before, it is difficult to project quarter by quarter license revenues. We do believe that the second half license revenue will be much larger than what we report in the first 6 months. I am confident that our unique position, strong management team, and solid financial position will enable us to continue with growth in fiscal 2021 despite the challenges of the COVID-19 pandemic.”

Financial Highlights for the three months ended September 30, 2020

Total revenues – Total revenue in the three-month period ended September 30, 2020 was $10,304,000, which represents an increase of 8 percent compared to the comparable period in 2019.

In the following table, revenue is disaggregated by type of revenue for the three months ended September 30, 2020:

Three months ended September 30, (in thousands)	2020	2019
License	$1,600	$2,225
Professional services	5,392	4,579
Processing and maintenance	2,950	2,235
Third party	362	483
Total	$10,304	$9,522

Income from operations was $3,481,000 for the third quarter compared to income from operations of $4,200,000 in the comparable prior year quarter.

Net income was $2,795,000 for the third quarter compared to net income of $3,092,000 in the comparable prior year quarter.

Earnings per diluted share was $0.31 for the third quarter compared to $0.34 in the comparable prior year quarter.

Liquidity and Capital Resources
Cash balance as of September 30, 2020 was $34,391,000 compared to $26,415,000 at December 31, 2019. For the nine months ended September 30, 2020, cash provided by operations was $15,184,000 compared to cash provided by operations of $7,679,000 for the comparable prior year period.

Investor Conference Call Today

The company is holding an investor conference call today, November 3, 2020, at 11 A.M. Eastern Standard Time. Interested investors are invited to attend the conference call by dialing (855) 766-6518 and entering conference ID 6013159. As part of the conference call Intelligent Systems will be conducting a question and answer session where participants are invited to email their questions to fax@intelsys.com prior to the call. A transcript of the call will be posted on the company’s website at www.intelsys.com as soon as available after the call.

The company will file its Form 10-Q for the period ended September 30, 2020 with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.intelsys.com or on the SEC website, www.sec.gov.

About Intelligent Systems Corporation
For over thirty-five years, Intelligent Systems Corporation [NYSE American: INS] has identified, created, operated and grown technology companies. The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard provides prepaid and credit card processing services using its proprietary software solutions that it also licenses to others. CoreCard has designed and developed a comprehensive suite of software solutions that corporations, financial institutions, retailers and processors use to manage credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard's flexible and proven processing platform is being utilized in many countries in addition to the United States including Australia, Canada, China, the United Arab Emirates, France, Italy, Mexico, New Zealand, Singapore, South Africa and the United Kingdom. Further information is available on the company’s website at www.intelsys.com or by calling the company at 770-381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, the impact of new or changes in current laws, regulations or other industry standards, risks relating to unauthorized access to confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

For further information, call
Matt White, 770-564-5504 or
email to matt@intelsys.com

Intelligent Systems Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Services	$8,704	$7,297	$24,650	$20,275
Products	1,600	2,225	1,600	3,725
Total net revenue	10,304	9,522	26,250	24,000
Cost of revenue
Services	4,217	3,012	11,418	8,445
Products	−	−	−	−
Total cost of revenue	4,217	3,012	11,418	8,445
Expenses
Marketing	31	35	94	124
General and administrative	936	700	2,698	2,394
Research and development	1,639	1,575	3,477	3,634
Income from operations	3,481	4,200	8,563	9,403
Investment (loss) income	(92)	(109)	(1,237)	(105)
Other income (loss)	59	104	312	353
Income before Income taxes	3,448	4,195	7,638	9,651
Income taxes	653	1,103	1,596	2,379
Net income	$2,795	$3,092	$6,042	$7,272
Earnings per share attributable to Intelligent Systems Corporation:
Basic	$0.31	$0.35	$0.68	$0.82
Diluted	$0.31	$0.34	$0.67	$0.81
Basic weighted average common shares outstanding	8,927,908	8,886,321	8,925,961	8,859,544
Diluted weighted average common shares outstanding	9,022,996	9,013,459	9,021,314	8,977,501

Intelligent Systems Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of	September 30, 2020	December 31, 2019
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$34,391	$26,415
Accounts receivable, net	4,045	8,759
Other current assets	1,217	905
Total current assets	39,653	36,079
Investments	2,063	3,081
Notes and interest receivable	2,643	1,795
Property and equipment, at cost less accumulated depreciation	6,890	2,177
Other long-term assets	3,304	1,108
Total assets	$54,553	$44,240

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$465	$403
Deferred revenue, current portion	3,475	689
Accrued payroll	2,016	2,503
Accrued expenses	107	153
Income tax payable	792	1,100
Other current liabilities	1,582	1,345
Total current liabilities	8,437	6,193
Noncurrent liabilities:
Deferred revenue, net of current portion	3	23
Deferred tax liability	279	275
Long-term lease obligation	2,208	460
Total noncurrent liabilities	2,490	758
Intelligent Systems Corporation stockholders’ equity:
Common stock, $0.01 par value, 20,000,000 shares authorized, 8,929,368 and 8,924,988 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	89	89
Additional paid-in capital	15,780	15,450
Accumulated other comprehensive loss	(129)	(94)
Accumulated income	27,886	21,844
Total Intelligent Systems Corporation stockholders’ equity	43,626	37,289
Total liabilities and stockholders’ equity	$54,553	$44,240